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                                                                    EXHIBIT 23.2





                      Consent of Independent Accountants
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Blockbuster Inc. of our report dated February 8, 1999, except for the first paragraph of Note 2, which is as of February 25, 1999, relating to the financial statement schedule appearing in Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                        /s/ PricewaterhouseCoopers LLP
                                        ------------------------------

                                        New York, New York
                                        December 13, 1999